=================================================================




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------



                                    FORM 8-K




                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                                October 13, 1997
                Date of Report (Date of earliest event reported)




                              SYBRON CHEMICALS INC.
               (Exact name of Registrant Specified in its Charter)



                                     0-19983
                              (Commission File No.)


                                   51-0301280
                     (I.R.S. Employer Identification Number)


               Birmingham Road, P.O. Box 66, Birmingham, NJ 08011
               (Address of principal executive offices) (Zip Code)


                                 (609) 893-1100
              (Registrant's telephone number, including area code)





       =================================================================

Item 2.           Acquisition or Disposition of Assets

         Acquisition

         On July 29, 1997, the Company acquired certain operating assets, not including manufacturing facilities, of the Textile and Garment Processing businesses (the "Business") of IVAX Industries, Inc. ("IVAX"), IVAX Industries Canada, Inc. and IVAX Industries U.K. Ltd. The purchase price for such assets was $13,770,000, subject to certain post-closing adjustments. The purchase price was financed primarily from the Company's existing revolving credit facility. The Company intends to use the acquired assets to continue the product lines of the Business, which the Company will operate out of its existing facilities in Wellford, South Carolina and other locations around the world. For a transitional period not to exceed 270 days, IVAX agreed to continue manufacturing products on behalf of the Company in IVAX's existing facilities.

         The following financial statements related to the Company and to certain of the transactions described above are included herein:

         (a) Unaudited pro forma combined financial information of the Company as of June 30, 1997 and for the year ended December 31, 1996 and for the six months ended June 30, 1997.

         (b) Financial statements of Textile Products and Garment Processing Division of IVAX Industries, Inc. as of December 31, 1996 and June 30, 1997 (unaudited) and for the year ended December 31, 1996 and for the six months ended June 30, 1997 and 1996 (unaudited).


Item 7. Financial Statements, Pro Forma Financial Information and Exhibit

         (a)      Financial Statements of Business Acquired:

                  Textile Products and Garment Processing Division of IVAX Industries, Inc. Statements of Net Assets to be sold as of June 30, 1997 and December 31, 1996

                  Statements of Revenues and Expenses for the year ended December 31, 1996 and the six months ended June 30, 1997 and 1996

                  Notes to Financial Statements

                  Report of Independent Public Accountants

         (b)      Pro Forma Financial Information:

                  Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1996

                  Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 1997

                  Unaudited Pro Forma Condensed Consolidated Balance Sheet at June 30, 1997

                  Notes to Unaudited Pro Forma Condensed Financial
                  Statements

         (c)      Exhibit:

                  Asset Purchase Agreement by and among IVAX Corporation, IVAX Industries Inc., IVAX Industries Canada, Inc., IVAX Industries U.K., Ltd. and Sybron Chemicals Inc. dated July 29, 1997.

                                    SIGNATURE




         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto authorized, on October 13, 1997.



                                           SYBRON CHEMICALS INC.



                                           /s/  Dennis J. Fiore
                                           --------------------
                                           Dennis J. Fiore
                                           Vice President, Finance and
                                           Chief Financial Officer

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Management of
IVAX Industries, Inc.:

We have audited the accompanying statement of net assets to be sold of the Textile Products and Garment Processing Division of IVAX Industries, Inc. (the "Division") as of December 31, 1996, and the related statement of revenues and expenses for the year then ended. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 1, the accompanying financial statements were prepared to present the net assets to be sold and the revenues and expenses of the Division, which does not have a separate legal status or existence, and are not intended to be a complete presentation of the assets and liabilities or the results of operations of the Division.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets to be sold of the Division as of December 31, 1996, and the revenues and expenses for the year ended December 31, 1996, in conformity with generally accepted accounting principles.




/s/ Arthur Andersen LLP
-----------------------
Philadelphia, Pa.,
September 11, 1997

                TEXTILE PRODUCTS AND GARMENT PROCESSING DIVISION

                            OF IVAX INDUSTRIES, INC.


                       STATEMENTS OF NET ASSETS TO BE SOLD

                                 (In thousands)





                                          June 30,      December 31
                                            1997           1996
                                        (Unaudited)
ASSETS:
  Accounts receivable, net               $  3,016        $  2,983
  Inventories, net                          1,630           1,631
  Prepaid expenses and other
    current assets                            106              69
                                              ---              --
      Total current assets                  4,752           4,683

  Property and equipment, net                  47              40
                                               --              --
      Total assets                          4,799           4,723
                                            -----           -----

LIABILITIES:
  Accrued liabilities                         102              98
                                              ---              --
      Total liabilities                       102              98
                                              ---              --

  Net assets to be sold                  $  4,697        $  4,625
                                         ========        ========







                          The accompanying notes are an
                             integral part of these
                              financial statements.

                TEXTILE PRODUCTS AND GARMENT PROCESSING DIVISION

                            OF IVAX INDUSTRIES, INC.


                       STATEMENTS OF REVENUES AND EXPENSES

                                 (in thousands)






                                         For the Six      For the Year
                                         Months Ended        Ended
                                           June 30        December 31,
                                        1996      1997       1996
                                              (Unaudited)

NET SALES                              $9,516    $10,448    $19,281
                                       ------    -------    -------
COSTS AND EXPENSES:
  Cost of goods sold                    6,968      6,985     14,202
  Selling, general and administrative   2,715      3,056      6,305
  Research and development                581        393      1,112
  Write-down of assets (Note 4)            --         --     23,396
                                       ------    -------    -------
     Total costs and expenses          10,264     10,434     45,015
                                       ------     ------    -------

OTHER INCOME                              107        124        353
                                          ---        ---        ---

  Revenues over (under) expenses      $  (641)   $   138   $(25,381)
                                      ========   =======   =========






                           The accompanying notes are
                            an integral part of these
                              financial statements.

                TEXTILE PRODUCTS AND GARMENT PROCESSING DIVISION

                            OF IVAX INDUSTRIES, INC.


                          NOTES TO FINANCIAL STATEMENTS

                     (AMOUNTS IN THOUSANDS, EXCEPT AS NOTED)



1.       ORGANIZATION AND NATURE OF BUSINESS:
         ------------------------------------

The Textile Products and Garment Processing Division (the "Division") of IVAX Industries, Inc. ("IVAX Industries") is engaged in the manufacture and use of specialized chemicals such as resins, softeners, enzymes, oxidants and dyes used in preparation, dyeing, washing and finishing products for the textile and garment processing industries. The Division's primary manufacturing and distribution facilities are located in Rockhill, South Carolina. Additional distribution facilities are located in Canada and the United Kingdom.

BASIS OF PRESENTATION:
----------------------

The accompanying financial statements present, on a historical cost basis, the statements of net assets to be sold and the statements of revenues and expenses of the Division. The Division is part of IVAX Industries and does not have a separate legal status or existence. These statements are presented as if the Division had existed as a separate entity during the periods presented. The accompanying financial statements are not intended to be a complete presentation of the assets, liabilities or the result of operations of the Division on a stand-alone basis.

The Division has incurred significant losses from operations in recent years. The working capital required to sustain the operations of the Division has been provided by IVAX Corporation ("IVAX"), the parent company of IVAX Industries. The continued existence of the Division is dependent upon a significant improvement in the results of operations or continued additional funding by IVAX. In the second half of 1996, the Division was restructured and selling, general and administrative costs were reduced. Management of IVAX Industries believes that it has taken the appropriate steps to ensure the long-term future of the Division. In addition, management of IVAX has committed to providing the necessary level of financial support to the Division to enable it to pay its debts as they become due for a period ending on January 1, 1998 and believes IVAX has the financial resources to fulfill that commitment.

The statement of net assets to be sold as of June 30, 1997 and the statements of revenues and expenses for the six month periods ended June 30, 1997 and 1996 are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of the above mentioned statements have been included. The results for such interim periods are not necessarily indicative of the results for an entire year.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
-------------------------------------------

Accounts Receivable
-------------------

Accounts receivables are shown net of allowances for doubtful accounts of $245 and $138 (unaudited) as of December 31, 1996 and June 30, 1997.

Inventories
-----------

Inventories are stated at the lower of cost (first-in, first-out) or market. Components of inventory cost include materials, labor and manufacturing overhead. Consistent with the Purchase Agreement discussed in Note 9, as only finished goods are to be sold, only finished goods have been included in the accompanying financial statements recorded net of reserves of $215 and $239 (unaudited) as of December 31, 1996 and June 30, 1997, respectively. Raw materials held by the Division of $569 and $568 (unaudited), net of reserves of $72 and $68 (unaudited) as of December 31, 1996 and June 30, 1997, respectively, have been excluded from these financial statements.

Property and Equipment
----------------------

Property and equipment are recorded at cost (see Note 4). Additions, improvements and betterments are capitalized when incurred. Maintenance and repairs are charged to operations as the costs are incurred. When property and equipment is retired or otherwise disposed, the related cost and accumulated depreciation are eliminated from the accounts. Any gain or loss from disposition of property and equipment is included in income. Depreciation is computed using the straight-line method over the estimated useful life of the related assets as follows:

Building and improvements                                  25-40 years

Machinery and equipment                                       10 years

Furniture and fixture and computer equipment                 5-7 years



Property and equipment consist of specific office and lab equipment identified in the Purchase Agreement discussed in Note 9 and are shown net of accumulated depreciation of $1 and $2 (unaudited) as of December 31, 1996 and June 30, 1997, respectively.

Long-Lived Assets
-----------------

On January 1, 1996, IVAX Industries adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of". SFAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill (see Note 4).

Revenue Recognition
-------------------

The Company recognizes revenues at the time the product is shipped to the customer.

Other Income
------------

Other Income primarily represents royalties recognized on the licensing of patent rights to unrelated third parties.
                                       F-5

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Exchange
----------------

As discussed in Note 1 above, the accompanying statements of net assets to be sold includes assets and liabilities held by the Division's foreign operations. These assets and liabilities have been converted to their United States dollar equivalent at current exchange rates for statement presentation. Statement of revenues and expenses amounts have been translated at the average exchange rate for the periods presented.

ASSET WRITE-DOWNS:
------------------

At September 30, 1996, management of IVAX Industries reevaluated the carrying value of certain long-lived assets and goodwill related to those assets to be held and used in the Division's operations. This reevaluation was required by management's determination that, based on recent results of operations and conditions and trends within the industry, the expected future cash flows derived from the assets and related goodwill would be substantially lower than had been previously expected. Consequently, management reduced the carrying value of certain long-lived assets and goodwill of the Division by approximately $4,782 and $18,614, respectively. Management determined the amount of the charges based on a discounted cash flow analysis. The impairment loss recognized in 1996 is included in the accompanying statement of revenues and expenses.

SELECTED CASH FLOW INFORMATION:
-------------------------------

                                           For the Six Months Ended        For the Year Ended
                                                    June 30                    December 31,
                                                    -------                    ------------

                                              1996           1997                  1996
                                              ----           ----                  ----
                                                  (Unaudited)

Provision for bad debts                       $   26       $   (6)               $   66

Provision for excess and
obsolete inventory                               188          116                   275

Changes in working capital balances:
  Accounts receivable                           (235)          74                  (739)

  Inventory                                     (234)         (23)                  141

  Accrued liabilities                            (14)           4                     8

Capital expenditures                              51           17                   319
Depreciation and amortization                    646           10                   939

    Write-down of fixed assets
    and goodwill (Note 4)                          -            -                23,396





TRANSACTIONS WITH AFFILIATES:
-----------------------------

The Division sells products to a related business of IVAX. For the year ended December 31, 1996 and the six months ended June 30, 1997, such sales totaled $236 and $369 (unaudited), respectively. Included in the accompanying statement of revenues and expenses for the year ended December 31, 1996 and the six months ended June 30, 1997, is gross profit of $115 and $184 (unaudited), respectively, related to these sales.

COMMITMENTS:
------------

The Division leases certain machinery and equipment and office equipment under various operating leases. Future minimum lease payments under noncancelable operating leases as of December 31, 1996, are as follows:

                          1997          $      153
                          1998                 100
                          1999                  30
                          2000                   7
                                        ----------
                                        $      290


Total rent expense included in operations was approximately $120 for the year ended December 31, 1996 and $77 (unaudited) for the six month period ended June 30, 1997.

SIGNIFICANT CUSTOMER:
---------------------

Two customers accounted for approximately 16% and 11% of net sales for the year ended December 31, 1996, and 13% and 14% (unaudited) of net sales for the six months ended June 30, 1997.

SUBSEQUENT EVENTS:
------------------

On July 29, 1997, IVAX Industries entered into an agreement with Sybron Chemicals Inc. to sell certain assets and liabilities of the Business to Sybron for approximately $13.8 million. The purchase price is subject to adjustment after closing on a dollar-for-dollar basis to the extent that operating working capital, as defined, at closing is not equal to the estimates used to determine the purchase price.

                              SYBRON CHEMICALS INC.

                     PRO FORMA COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)


         The unaudited pro forma financial statements give retroactive effect to the acquisition as if it had occurred as of January 1, 1996. The acquisition will be accounted for under the purchase method of accounting. The purchase price allocations are preliminary pending final settlement of the net book value of the assets transferred and a more thorough assessment of certain pending litigation. The Company expects that purchase price allocations can be made final by the time the Company's financial statements are issued as of December 31, 1997, except possibly for certain pending litigation. The pro forma statements do not reflect expected increases to sales due to synergies realized from combining product lines nor have adjustments been made to reflect expected cost savings due to economies of scale.

         The pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma combined financial data presented herein does not purport to represent the results that the Company would have obtained had the transactions which are the subject of pro forma adjustments occurred at the beginning of the period, as assumed, or the future results of the Company. The pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this report and in other reports filed by the Company.

                     SYBRON CHEMICALS INC. AND SUBSIDIARIES
                 PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                             (Dollars in thousands)

                                                                         Pro-Forma       Pro-Forma
                                      SCI         IVAX       Sub-Total      Adj.           Total
                                      ---         ----       ---------      ----           -----

Net Sales                          $174,346    $ 19,281      $193,627    $   (857)(a)    $192,770

Cost of Sales                       110,190      14,202       124,392         350 (b)     124,742
SG&A                                 42,380       6,305        48,685      (1,925)(c)      46,760

Research & development                4,154       1,112         5,266          20 (d)       5,286
Write-down of assets                             23,396        23,396             (e)      23,396
                                   --------    --------      --------    ---------       --------
                                    156,724      45,015       201,739      (1,555)        200,184

Operating income (loss)              17,622     (25,734)       (8,112)        698         (7,414)
Other income (expense)
   Interest income                      400                       400                        400
   Interest expense                  (1,969)                   (1,969)       (875)(f)     (2,844)
   Amortization of intangibles       (1,316)                   (1,316)       (580)(g)     (1,896)

   Other, net                          (343)        353            10                         10
                                  ----------   ---------    ----------   ---------     ----------
                                     (3,228)        353        (2,875)     (1,455)        (4,330)

Income (loss)  before income
   taxes                             14,394     (25,381)      (10,987)       (757)       (11,744)

Provision for income taxes            5,880                     5,880        (257)(h)      5,623
                                 -----------   ---------     ---------   ---------      ---------

Net income (loss)                 $   8,514    $(25,381)     $(16,867)    $  (500)      $(17,367)
                                  ==========   =========     =========    ========      =========



                     SYBRON CHEMICALS INC. AND SUBSIDIARIES
                 PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1997
                             (Dollars in thousands)


                                                                       Pro-Forma      Pro-Forma
                                     SCI        IVAX      Sub-Total       Adj.          Total
                                     ---        ----      ---------       ----          -----

Net Sales                         $92,132     $10,448     $102,580     $  (604)(a)    $101,976

Cost of Sales                      55,858       6,985       62,843         350 (b)      63,193
SG&A                               21,583       3,056       24,639      (1,077)(c)      23,562

Research & development              1,836         393        2,229          10 (d)       2,239
Write-down of assets                                            --          -- (e)          --
                                  --------    --------    ---------     -------        --------
                                   79,277      10,434       89,711        (717)         88,994

Operating income                   12,855          14       12,869         113          12,982

Other income (expense)
   Interest income                    201                      201                         201
   Interest expense                  (853)                    (853)       (438)(f)      (1,291)
   Amortization of intangibles       (669)                    (669)       (290)(g)        (959)

   Other, net                        (124)        124           --          --              --
                                 ---------   ---------     --------    --------       ---------
                                   (1,445)        124       (1,321)       (728)         (2,049)

Income before income taxes         11,410         138       11,548        (615)         10,933

Provision for income taxes          4,679                    4,679        (209)(h)       4,470
                                 ---------   ---------    --------    ---------       ---------

Net income                       $  6,731      $  138     $  6,869     $  (406)       $  6,463
                                 ========      =======    ========     ========       ========



                     SYBRON CHEMICALS INC. AND SUBSIDIARIES
                 UNAUDITED PRO-FORMA CONSOLIDATED BALANCE SHEET
                                AT JUNE 30, 1997
                             (dollars in thousands)
                                     ASSETS

                                                                                    Pro-Forma      Pro-Forma
                                                 SCI           IVAX    Sub-Total        Adj.           Total
Current assets:
  Cash and cash equivalents                   $ 17,205                  $ 17,205                    $ 17,205
  Accounts receivable, net                      37,078      $  3,016      40,094                      40,094
  Inventories, net                              23,209         1,630      24,839    $   350 (i)       25,189
  Prepaid and other current assets               2,593           106       2,699                       2,699
  Deferred income taxes                             43                        43                          43
                                              --------      --------    --------    -------         --------
    Total current assets                        80,128         4,752      84,880        350           85,230
Property, plant and equipment, net              31,315            47      31,362         53 (i)       31,415
Intangible assets, net                          11,714                    11,714      9,139 (j)       20,853
Other assets                                       622                       622                         622
                                              --------      --------    --------   --------         --------
                                              $123,779      $  4,799    $128,578   $  9,542         $138,120
                                              ========      =========   ========   ========         ========
                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Notes payable                                $   311                  $    311                    $    311
  Accounts payable                              17,779                    17,779                      17,779
  Accrued liabilities                           12,936           102      13,038                      13,038
  Current portion of long-term debt              2,431                     2,431                       2,431
  Income taxes payable                           3,444                     3,444                       3,444
  Deferred income taxes                            205                       205                         205
                                              ---------     --------    --------   --------          -------
    Total current liabilities                   37,106           102      37,208                      37,208
Long-term debt                                  17,891                               14,239           32,130
Deferred income taxes                            2,882                                                 2,882
Postretirement benefits                          3,959                                                 3,959
Other liabilities                                2,284                                                 2,284
                                              ---------     --------    --------   --------         --------
    Total liabilities                           64,122           102      64,224     14,239           78,463
                                              ---------     --------    --------   --------         --------
Net assets to be acquired                                      4,697       4,697     (4,697)             -0-
Commitments and Contingencies
Shareholders' equity:
  Preferred stock, $.01 par value -
   500,000 shares authorized; none issued
  Common stock - $.01 par value -
   20,000,000 shares authorized;
   issued 5,905,150 shares                          59                        59                         59
Additional paid-in capital                      23,519                    23,519                      23,519
Retained earnings                               48,080                    48,080                      48,080
Cumulative translation adjustment               (7,015)                   (7,015)                     (7,015)
                                              ---------     --------     --------  ---------         --------
                                                64,643                    64,643                      64,643
Less treasury stock, at cost - 236,702
 shares of common stock at June 30, 1997,
  254,440 at December 31, 1996                  (4,734)                   (4,734)                     (4,734)
Less minimum pension liability,
  net of tax                                      (252)                     (252)                       (252)
                                              ---------     --------     --------  ---------        ---------
    Total shareholders' equity                  59,657                    59,657                      59,657
                                              ---------     --------     --------  ---------        ---------
                                              $123,779      $  4,799    $128,578   $  9,542         $138,120
                                              =========     =========   =========  =========        ========

                                      F-12

                              SYBRON CHEMICALS INC.
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)


1.       UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME ADJUSTMENTS
         ------------------------------------------------------------

         (a) Adjustment made to reclassify the outbound freight as a sales deduction to conform to the Company's accounting practice. Amount is $857 for the year 1996 and $604 for the six months ended June 30, 1997.

         (b) Adjustment reflects the expensing in each period of the inventory write-up ($350) during the first inventory turn.

         (c) Adjustment to SG&A made to eliminate the corporate overhead allocation to the acquired company, offset by an add-on for direct charges from the Company's corporate office. Also see note (a).

         (d) Adjustment reflects depreciation on miscellaneous equipment acquired.

         (e) At September 30, 1996 management of IVAX Industries reevaluated the carrying value of certain long-lived assets and goodwill related to those assets to be held and used in the Division's operations. Consequently, management reduced the carrying value of certain long-lived assets and goodwill of the Division by approximately $4,782 and $18,614, respectively. The Company considers this a one time charge that will not be a factor in ongoing costs.

         (f) Adjustment to reflect an increase in interest expense as a result of borrowings made to complete the acquisition as if the debt had been outstanding for the entire period. Each 1/4% change in the interest rate results in a $35 change in the amount shown.

         (g) Adjustment to reflect the amortization of intangibles, including patents (est. life 10 years), customer list (est. life 10 years) and goodwill (est. life 30 years).

         (h) Adjustment to calculate the provision for income taxes on the pro forma adjustments at an effective tax rate of 34%.

2.       UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET ADJUSTMENTS
         ----------------------------------------------------------

         (i) Adjustment reflects a write-up of acquired inventory and miscellaneous equipment to fair market value.

         (j) Adjustment is to record the excess of acquisition cost over the fair value of net assets acquired. Amounts have been assigned to patents ($2,800), customer lists ($350) and to goodwill ($6,313).